Exhibit 10.10





			      LEASE AGREEMENT


     THIS LEASE AGREEMENT made and entered into as of the 30 day of June, 1994, by and between DONALD C. MARTIN (hereinafter referred to as the "Lessor"), and ELECTRICAL DISTRIBUTORS, INC. (hereinafter referred to as the "Lessee").

			   W I T N E S S E T H :

     WHEREAS, Lessor desires to lease certain property to Lessee;
and

     WHEREAS, Lessee desires to lease such property;

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements hereinafter contained, the parties do hereby agree as follows:

				 ARTICLE I

     PROPERTY. Lessor agrees to lease and demise unto Lessee certain property, known as 5200 Peachtree Road, Atlanta, Georgia 30341, as described on Exhibit "A" hereto (hereinafter referred to as the "Property").

				 ARTICLE II

     LEASE TERM. The term of this Lease Agreement shall be for a period of two (2) years commencing on July 1, 1994, and ending on June 30, 1996, both dates inclusive, unless sooner terminated as herein provided. In no event shall there be any renewal of this Lease by operation of law, and if Lessee remains in possession of the Property after the termination of this Lease and without a new lease executed by Lessor and Lessee, but with the acquiescence of Lessor, Lessee shall be deemed to be occupying the Property under a month-to-month periodic tenancy at an amount to be agreed upon by the parties hereto, and in no event less than the then-current Rent as hereinafter provided, and otherwise subject to all the covenants and provisions of this Lease insofar as the same are applicable to a month-to-month periodic tenancy. Lessor and Lessee agree that any such periodic tenancy may be terminated by thirty (30) days prior written notice by either party to this Lease to the other party. If Lessee remains in possession after termination of this Lease without Lessor's acquiescence or consent, Lessee thereupon shall be deemed a tenant-at-sufferance and may be evicted at once without notice.

				ARTICLE III

     3.1 RENT. From July 1, 1994 through and including June 30, 1996, Lessee agrees to pay Lessor without demand, deduction or setoff as rental SIX THOUSAND FIVE HUNDRED ($6,500.00) DOLLARS per month in advance, on the first (1st) day of each calendar month during the Lease Term. Lessee shall pay to Lessor all rent and all other charges due and owing by Lessee under this Lease without deduction or set-off, in legal tender, and at Lessor's address specified in Section 14.7 or as otherwise directed from time to time by Lessor's notice.

     3.2 ADDITIONAL RENT. Lessee shall pay to Lessor in addition to all rent as herein provided, on or before the dates the same shall become due and payable, and as additional rent, all taxes, insurance and general maintenance of the Property, which Lessee assumes or agrees to pay hereunder, together with all interest and penalties that may accrue thereon. In the event of non-payment, Lessor shall have the rights and remedies herein provided for in the case of non-payment of rent or a breach of condition.

     3.3 TAXES AND OTHER CHARGES. Lessee shall, without notice or demand, as additional rent, pay and discharge, on or before the last day on which the same may be paid without penalty, all taxes, rates and charges, sanitary assessments, and other governmental impositions and charges of every kind and nature whatsoever, and each and every installment thereof together with all interest and penalties thereon, which shall or may during the Lease Term be levied, assessed or imposed on or become a lien upon or become due or payable out of or for or by reason of the Property or any part thereof, the Lessee's or the Lessor's interest in the Property and the improvements located thereon, or any buildings, appurtenances, or equipment now or hereafter erected or placed thereon or therein or any part thereof, or the sidewalks or streets in front of or adjoining the Property including further any rent tax which may now or hereafter be imposed in addition to or in lieu of real property ad valorem taxes. All taxes levied, assessed or imposed in addition to the foregoing shall be paid by Lessee together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the federal, state, county and city or local governments and of all other governmental authorities whatsoever, Lessee shall pay all taxes and assessments which shall prior to or during the Lease Term be levied, assessed or imposed on or become a lien upon the personal property of Lessee located upon the Property. Lessee shall be deemed to have complied with the covenants of this Lease if payment of such rents, taxes, sanitary assessments, and other governmental impositions and charges, shall have been made within any grace period allowed by law or by the governmental authority imposing the same during which payment is permitted without penalty or interest, and either before the same shall become a lien upon the Property or shall become delinquent. Lessee shall within ten (10) days after receipt of written request therefor by Lessor produce and deliver to Lessor reasonably satisfactory evidence of such payment.

     Lessor shall be responsible for the payment of all special assessments imposed upon the Property.

     All such rents, taxes, rates and charges, sanitary assessments, and other governmental impositions and charges which become due and are payable in the calendar year in which the Lease Term expires, shall be apportioned pro rata between Lessor and Lessee in accordance with the respective portions of such period during which the Lease Term shall be in effect.

     Lessee shall have the right to contest or review by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Lessee shall conduct promptly at its own expense, and free of any expense to Lessor, and, if necessary, in the name of Lessor), any tax, assessment, rate or charge, sanitary assessment, or other governmental imposition or charge aforementioned.

     Nothing herein contained shall be construed to require Lessee to pay any inheritance estate, succession, transfer, gift, franchise, income, income profit or excess profit, capital stock, capital levy, corporate or unincorporated business tax or other similar tax, that is or may be imposed upon Lessor, its successors or assigns, or upon the rent payable by Lessee. In the event any sales tax shall be due on rent for the Property, then Lessee shall be responsible for paying and shall pay, when due, any such sales tax.

				 ARTICLE IV

     COSTS AND EXPENSES OF LESSEE. All costs, expenses and obligations of every kind, including but not limited to utilities, repairs and maintenance relating to the Property which may arise or become due during the term of this Lease, shall be paid by Lessee, except as designated herein. Lessor shall be responsible for the payment of major repairs to the roof, the foundation and the structural walls.

				 ARTICLE V

     COVENANTS OF LESSOR.  Lessor covenants and agrees as follows:

     A. The Lessor owns the Property in fee simple and has full right, power and authority to enter into this Lease for the terms herein granted and that the Property may be used by Lessee during the entire term of this Lease for the purposes for which it is currently being used by Lessee.

     B. That Lessee, upon the payment of the Rent herein provided and upon the performance of all the terms of this Lease, shall at all times during the Lease Term and during any extension or renewal term, peaceably and quietly enjoy the property without any disturbance from Lessor or from any other person claiming through Lessor.

     C. That the Property currently conforms and complies with any and all applicable laws or private restrictions.

     D. That Lessor has no knowledge or notice of any pending or threatened law suits or insolvencies with respect to either Lessor or the Property.

				 ARTICLE VI

     COVENANTS OF LESSEE.  Lessee covenants and agrees as follows:

     A. To pay Lessor the Rent herein stipulated at the time and in the manner herein provided.

     B. To take good care of the Property and suffer no waste or damage and at the end or other expiration of the term of this Lease, to return the Property in its current condition, normal wear and tear excepted.

     C. To observe and comply with all presently existing State, City and County ordinances and regulations applicable to the Property, and all orders and requirements presently imposed by any other duly constituted governmental authority having jurisdiction over the Property.

				ARTICLE VII

     USE.

     7.1 LAWFUL PURPOSE. Lessee may use the Property for any lawful purpose, Lessee shall not use or permit any of the Property to be used for any unlawful purpose, Lessee shall comply, at its own expense, with all statutes, regulations, rules, ordinances, and orders of any governmental body, department, or agency thereof which apply to or result from Lessee's use or occupancy of the Property.

     7.2 LESSOR'S RIGHT TO PROPERTY. Lessor and its agents, employees, and contractors shall have the right to enter the Property during normal business hours, without undue interference with the conduct of Lessee's business therein, to inspect and examine the Property and to exhibit the Property to prospective purchasers, tenants and lenders. In the event of emergency, or if otherwise necessary to prevent injury to persons or damage to property, such entry to the Property may be made by force without any liability whatsoever on the part of Lessor for damage resulting from such forcible entry.

				ARTICLE VIII

     ASSIGNMENT AND SUBLETTING.

     8.1 Lessee shall not, without Lessor's prior written consent, which shall not be unreasonably withheld or delayed: (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest under it; (ii) allow any transfer thereof or any lien upon Lessee's interest by operation of law; (iii) sublet the Property or any part thereof; or (iv) permit the use or occupancy of the Property or any part thereof by any one other than Lessee; and any attempt to consummate any of the foregoing without Lessor's consent shall be void.

     8.2 Notwithstanding anything herein to the contrary, if at any time or from time to time during the Lease Term, Lessee desires to sublet all or a part of the Property or assign, convey, mortgage, pledge, encumber, or otherwise transfer the Lease or any interest under it, Lessee shall notify Lessor in writing (hereinafter referred to in this Article VIII as the
"Notice") of the terms of the proposed subletting or assignment, the identity of the proposed assignee or sublessee, the area proposed to be sublet (if a sublease is proposed), and such other information as Lessor may request to evaluate Lessee's request to assign or sublet. Notwithstanding the provisions of this Article VIII, Lessee may sublet or assign, convey, mortgage, pledge, encumber, or otherwise transfer the Lease or any interest under it, to its parent corporation or to an affiliate or subsidiary corporation of which such parent corporation owns the majority of the shares of common and preferred stock without Lessor's prior written consent or approval. In such event, Lessee shall notify Lessor, in writing, of such an assignment or sublease, conveyance, mortgage, pledge, encumbrance, or other transfer prior to the commencement of the term of such assignment or sublease.

     8.3 Within twenty (20) days of Lessor's receipt of the proposed assignment or sublease, conveyance, mortgage, pledge, encumbrance, or other transfer, and such requested additional information, Lessor shall approve or disapprove in writing the terms of the proposed assignment or sublease, conveyance, mortgage, pledge, encumbrance, or other transfer, and the proposed assignee or sublessee or other party thereto. Failure to so approve or disapprove shall be deemed approval by Lessor. If a fully executed counterpart of such assignment or sublease, conveyance, mortgage, pledge, encumbrance, or other transfer is not delivered to Lessor within forty-five (45) days after the date of Lessor's written approval, then Lessor's approval of same shall be deemed null and void and Lessee shall again comply with all the conditions of this Section 8.3 as if the Notice and options hereinabove referred to had not been given and received.

     8.4 Lessee agrees to pay, as additional rental, to Lessor, on demand, reasonable costs incurred by Lessor in connection with any request by Lessee for Lessor to consent to any of the transactions contemplated by this Article VIII by Lessee.

     8.5 If, with the consent of Lessor, this Lease is assigned or the Property or any part thereof is sublet or occupied by anybody other than Lessee, Lessor may, after default by Lessee, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent, but no such assignment, subletting, occupancy, or collection shall be deemed (i) a waiver of any of Lessee's covenants contained in this Lease,
(ii) the acceptance by Lessor of the assignee, subtenant, or occupant as Lessee, or (iii) the release of Lessee from further performance by Lessee of its covenants under this Lease.

				 ARTICLE IX

     EMINENT DOMAIN.

     9.1 If all or any substantial part of the Property, including but not limited to ten (10) percent of the parking, access, building or signage, should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Property for the purpose for which it is then being used, this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the Lease Term.

     9.2 If part of the Property is taken for any public or quasipublic use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by Private Purchase in lieu thereof, and this Lease is not terminated as provided in subsection (a) above, this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Lessor shall undertake to restore the Property to a condition suitable for Lessee's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances.

     9.3 Lessee shall not share in any condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change of adjacent streets, the same being hereby assigned to Lessor by Lessee; provided, however, that Lessee may separately claim and receive from the condemning authority, if legally payable, compensation for Lessee's removal and relocation costs and for Lessee's loss of business and/or business interruption.

     9.4  Notwithstanding  anything  to  the  contrary  contained  in  this
Article 9, if during the Lease Term the use or occupancy of any part of the Property shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Lessee shall continue to pay in full all rental payable hereunder by Lessee during the Lease Term. In the event of any such temporary appropriation or taking, Lessee shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Property during the Lease Term, and Lessor shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Property after the end of the term of this Term Lease.

				 ARTICLE X

     INSURANCE.

     10.1 Lessee shall carry fire and extended coverage insurance insuring Lessee's interest in its improvements and betterments to the Property, and any and all furniture, equipment, supplies, and other property owned, leased, held, or possessed by it and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property. Lessee may, in the alternative, elect to self-insure the Property in whole or in part, provided such self-insurance, along with any and all additional third-party insurance shall equal the full insurable value of the Property.

     10.2 Lessee also agrees to carry a policy or policies of comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of One Million Dollars ($1,000,000.00) for property damage and one Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Property. Said policies shall: (i) name Lessor as an additional insured and insure Lessor's contingent liability under this Lease, (ii) be issued by an insurance company which is acceptable to Lessor and licensed to do business in the State of Georgia, and (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Lessor, Certificates of insurance shall be delivered to Lessor by Lessee upon commencement of the term of the Lease and upon each renewal of said insurance. Lessee may, in the alternative, elect to self-insure the Property, in whole or in part, provided such self-insurance, along with any and all additional third-party insurance shall equal One Million Dollars ($1,000,000,00).

     10.3 Lessee shall obtain from its insurers under all policies of fire, theft, public liability, worker's compensation, and other insurance maintained by it at any time during the Lease Term insuring or covering the Property or any portion thereof or operations therein, and shall in good faith endeavor to obtain a waiver of all rights of subrogation which the insurer might have against Lessor, if obtainable.

				 ARTICLE XI

     INDEMNITY.   Lessee  agrees to indemnify and hold Lessor harmless from
and defend Lessor against any and all claims or liability for any injury or death to any person or damage to any property whatsoever:

     A. occurring in, on or about the Property, to the extent such injury, death or damage shall be caused in part or in whole by the act, neglect or fault of, or omission of any duty with respect to the same, by Lessee, its agents, employees, contractors, invitees, licensees or tenants;

     B. arising from any work or thing whatsoever done by or benefiting the Lessee in or about the Property or from transactions of the Lessee concerning the Property;

     C. arising from any breach or event of default on the part of the Lessee in the performance of any covenant or agreement on the part of the Lessee to be performed pursuant to the terms of this Lease; or

     D. otherwise arising from any act or neglect of the Lessee, or any of its agents, employees, contractors, invitees, licensees or tenants.

				ARTICLE XII

     12.1 LIABILITY OF LESSOR. Lessor shall not be liable to Lessee or to any person, firm, corporation, or other business association claiming by, through or under Lessee, for any defects known to Lessee in the Property; nor for the theft, mysterious disappearance, or loss of any property of Lessee from the Property. Lessor shall not be liable for any interference, disturbance, or act caused by any person other than Lessor, nor shall Lessee be relieved from any obligation herein because of such interference, disturbance, or act of any person other than Lessor.

     12.2 LIMITATION OF LIABILITY. Lessor's obligations and liability with respect to this Lease shall be limited solely to Lessor's interest in the Property, as such interest is constituted from time to time, and Lessor shall not have any personal liability whatsoever with respect to this Lease. In any action or proceeding brought to enforce the obligation of Lessor to Lessee under this Lease, Lessor and Lessee agree that any final judgment or decree shall be enforceable against Lessor only to the extent of Lessor's interest in the Property, as aforesaid, and any such judgment or decree shall not be capable of execution against, nor be a lien on, any assets of Lessor other than its interest in the Property, as aforesaid. Lessor shall maintain a minimum of one million dollars ($1,000,000.00) equity in the Property.

				ARTICLE XIII

     EVENTS OF DEFAULT AND REMEDIES.

     13.1 The occurrence of any of the following shall constitute an event of default:

	  (a) The Rent or any other sum of money payable under this Lease is not paid when due;

	  (b) Lessee's interest in the Lease or the Property shall be subjected to any attachment, levy, or sale pursuant to any order or decree entered against Lessee in any legal proceeding and such order or decree shall not be vacated within ninety (90) days of entry thereof; or

	  (c) Lessee breaches or fails to comply with any term, provision, condition, or covenant of this Lease, other than the payment of Rent and any other sum due and payable hereunder.

     13.2 Upon the occurrence of an event of default and, in the case of an event of default under subsection (a) above, if such event of default is not cured within five (5) days of receipt of written demand, and, in the case of an event of default under subsections (b) or (c) above, if such event of default is not cured within thirty (30) days after written notice of such event of default is given by Lessor to Lessee, or such longer period of time as is reasonably necessary under the circumstances. Lessor shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

	  (a) Lessor, with or without terminating this Lease, may reenter the Property and perform, correct or repair any condition which shall constitute a failure on Lessee's part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease, and Lessee shall fully reimburse and compensate Lessor on demand for all costs and expenses reasonably incurred by Lessor in such performance, correction or repairing, including accrued interest as provided in the next sentence. All sums so expended to cure Lessee's default shall accrue interest from the date of demand until date of payment at a rate of interest per annum equal to the lesser of
	  (i) sixteen percent (16%) per annum; or (ii) the highest rate permitted by law.

	  (b) Lessor, with or without terminating this Lease, may immediately, or at any time thereafter, demand in writing that Lessee vacate the Property and thereupon Lessee shall vacate the Property and remove therefrom all property thereon belonging to or placed on the Property by, the direction of, or with consent of Lessor within ten (10) days of receipt by Lessee of such notice from Lessor, whereupon Lessor shall have the right to reenter and take possession of the Property. Any such demand, reentry and taking possession of the Property by Lessor shall not of itself constitute an acceptance by Lessor of a surrender of this Lease or of the Property by Lessee and shall not of itself constitute a termination of this Lease by Lessor.

	  (c) Lessor, with or without terminating this Lease, may immediately or at any time thereafter relet the Property or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Lessor in its commercially reasonable discretion may deem advisable, and Lessor may make any alterations or repairs to the Property which it may deem necessary or proper to facilitate such reletting; and Lessee shall pay all costs of such reletting including but not limited to the cost of any such alterations and repairs to the Property, attorneys' fees, and brokerage commissions; and if this Lease shall not have been terminated, Lessee shall continue to pay all rent and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Property, and thereafter Lessee shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved in this Lease, but Lessee shall not be entitled to receive any excess of any such rents collected over the rents reserved herein.

	  (d) Lessor may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Lessee of written notice of such termination; upon such termination Lessor shall recover from Lessee all damages Lessor may suffer by reason of such termination including, without limitation, all arrearages in rentals, costs, charges, additional rentals, and reimbursements, the cost (including court costs and attorneys' fees) of recovering possession of the Property, the cost of any alteration of or repair to the Property which is necessary or proper to prepare the same for re-letting and, in addition thereto, Lessor shall have and recover from Lessee an amount equal to the excess if any, of the total amount of all rents and other charges to be paid by Lessee for the remainder of the term of this Lease over the then reasonable rental value of the Property for the remainder of the term of this Lease, such excess discounted to present value using a discount rate equal to six percent (6%).

	  (e) Lessor shall have a good faith duty to mitigate his losses hereunder.

     13.3 If Lessor re-enters the Property or terminates this Lease pursuant to any of the provisions of this Lease, Lessee hereby waives all claims for damages which may be caused by such re-entry or termination by Lessor, Lessee shall and does hereby agree to indemnify and hold Lessor harmless from any loss, cost including court costs and attorneys' fees), or damages suffered by Lessor by reason of such re-entry or termination. No such re-entry or termination shall be considered or construed to be a forcible entry.

     13.4 No course of dealing between Lessor and Lessee or any failure or delay on the part of Lessor in exercising any rights of Lessor under this
Section 13 or under any other provisions of this Lease shall operate as a waiver of any rights of Lessor hereunder or under any other provisions of this Lease, nor shall any waiver of any event of default on one occasion operate as a waiver of any subsequent event of default or of any other event of default. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated.


     13.5 The exercise by Lessor of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Lessor of any one or more of the other rights and remedies herein provided. All remedies provided for in this Lease are cumulative and may, at the election of Lessor, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.

				ARTICLE XIV

     MISCELLANEOUS.

     14.1 PRONOUNS.   All  pronouns and  any  variations thereof  shall  be
deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the entity, person or persons may require.

     14.2 INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or an assignment of Lessee for the benefit of creditors, or any action taken or suffered by Lessee under any insolvency, bankruptcy, or reorganization act, unless terminated or dismissed within eighty-five (85) days, shall at Lessor's sole option constitute a breach of this Lease by Lessee. Upon the happening of any such event or at any time thereafter, this Lease shall terminate. in no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Lessee under any bankruptcy, insolvency, or reorganization proceedings.

     14.3 LATE PAYMENTS. Lessee shall pay, in the event Rent or other charge to be paid by Lessee hereunder is not paid when due, (A) a late fee of five percent (5.0%) of the amount past due, which late fee Lessee acknowledges is an agreed upon reimbursement to Lessor for the administrative expense incurred by Lessor as a result of Lessee's late payment and not a penalty and is reasonable in light of the difficulty to estimate costs; and (B) interest on the amount past due (excluding late fees) at a rate per annum equal to the lesser of (ii) twelve percent (12%) per annum; or (iii) the highest rate permitted by law, from due date until paid. Should Lessee make a martial payment of past due amounts, the amount of such partial percent shall be applied first, to late fees, second, to accrued but unpaid interest, and third, to past due amounts, in inverse order of their due date.

     14.4 ATTORNEYS' FEES. In the event of any litigation arising out of this Lease or the relationships evidenced hereby, the prevailing party shall be entitled to receive from the other party, an amount equal to the prevailing party's actual attorneys fees, reasonably incurred.

     14.5 INTENTIONALLY LEFT BLANK

     14.6 NO WAIVER OF RIGHTS. No failure or delay of Lessor to exercise any right or power given it herein or to insist upon strict compliance by Lessee of any obligation imposed on it herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by Lessor or any right it has herein to demand strict compliance with the terms hereof by Lessee. No person has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by Lessor.

     14.7 ADDRESSES AND NOTICES.

     (a) Except for legal process which may also be served as by law provided or as provided in subsection (b) below, all notices required or desired to be given with respect to this Lease in order to be effective shall be in writing and shall be deemed to be given to and received by the party intended to receive such notice when hand delivered or three (3) days after such notice shall have been deposited, postage prepaid, to the United States mail, certified, return receipt requested, properly addressed to the addresses specified in item (c) of this Section. In the event of a change of address by either party, such party shall give written notice thereof in accordance with the foregoing.

     (b) To the extent permitted by law, Lessee hereby: (i) appoints and designates the Property as a proper place for service of process upon Lessee (provided, however, Lessor does not hereby waive the right to serve Lessee with process by any other lawful means); and (ii) expressly waives the service of any notice under any existing or future law of the state of Florida applicable to Lessors and tenants.

     (c)  Lessor:   Donald C. Martin
		    4570 Henderson Mill Road
		    Mansfield, Georgia  30255

	  Lessee:   Electrical Distributors, Inc.
		    5180 Peachtree Road
		    Atlanta, Georgia 30341

     14.8 ENTIRE AGREEMENT AND EXHIBITS. This Lease constitutes and contains the sole and entire agreement of Lessor and Lessee and no prior or contemporaneous oral or written representation or agreement between the parties and affecting the Property shall have legal effect. No modification or amendment of this Lease shall be binding upon the parties unless such modification or amendment is in writing and signed by Lessor and Lessee. The content of each and every exhibit which is referenced in this Lease as being attached hereto is incorporated into this Lease as fully as if set forth in the body of this Lease.

     14.9 SUBORDINATION NON-DISTURBANCE AND ATTORNMENT.

     (a) Except as provided in subsections (d) and (e) below, this Lease and all rights of Lessee hereunder are and shall be subject and subordinate to the lien of any mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof which may now or hereafter affect Lessor's estate or interest in and to the Property and to any other instrument encumbering the fee title of the Property and to any modifications, renewals, consolidations, extensions, or replacements thereof.

     (b) Subsection (a) above shall be self-operative, and no further instrument of subordination shall be required by the holder of any such instrument affecting or encumbering the Property. In confirmation of such subordination, Lessee shall, upon demand, at any time or times, execute, acknowledge, and deliver to Lessor or the holder of any such mortgage, deed to secure debt, deed of trust, or other instrument, without expense, any and all instruments that may be requested by Lessor or such holder to evidence the subordination of this Lease and all rights hereunder to the lien of any such mortgage, deed to secure debt, deed of trust, or other instrument, and each such renewal, modification, consolidation, replacement, and extension thereof, and if Lessee shall fail at any time, within ten (10) days following the giving of a written request therefor, to execute, acknowledge, and deliver any such instrument, Lessor or such holder or such lessor, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge, and deliver the same as the attorney-in-fact of Lessee and in Lessee's name, place, and stead, and Lessee hereby irrevocably makes, constitutes, and appoints Lessor or such holder or such lessor, in their respective successors and assigns, such attorney-in-fact for that purpose.


     (c) Lessee shall, upon demand, at any time or times, execute, acknowledge, and deliver to Lessor or to the holder of any mortgage, deed to secure debt, deed of trust, or other instrument affecting or encumbering the Property, without expense, any and all instruments that may be necessary to make this Lease superior to the lien of any such mortgage, deed to secure debt, deed of trust or other instrument or the grant of any such ground lease, and each renewal, modification, consolidation, replacement, and extension thereof'. and, if Lessee shall fail at any time, within ten (10) days following the giving of a written request therefor, to execute, acknowledge, and deliver any such instrument, Lessor or such holder or such lessor, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge, and deliver the same as the attorney-in-fact of Lessee and in Lessee's name, place, and stead, and Lessee hereby irrevocably makes, constitutes, and appoints Lessor or such holder or such lessor, and their respective successors and assigns, such attorneyin-fact for that purpose.

     (d) If the holder of any mortgage, deed to secure debt, deed of trust or other instrument affecting or encumbering the Property shall hereafter succeed to the rights of Lessor under this Lease whether through possession or foreclosure action or exercise of private power of sale or delivery of a new lease, Lessee shall, at the option of such holder or lessor, attorn to and recognize such successor as Lessee's Lessor under this Lease as of the date of such succession to Lessor's interest and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, and Lessee hereby irrevocably appoints Lessor or such holder or such lessor the attorney-in-fact of Lessee to execute and deliver such instrument on behalf of Lessee should Lessee refuse and fail to do so within ten (10) days after Lessor or such holder or such lessor shall have given notice to Lessee requesting the execution and delivery of such instrument. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor Lessor and Lessee, subject to all of the terms, covenants, and conditions of this Lease.

     (e) Lessor shall obtain from any future holder of any deed to secure debt encumbering the Property, or from the current holder in the event of any refinancing or future advance, a non-disturbance agreement which shall provide that as long as Lessee remains not in default under this Lease, such holder shall not disturb Lessee's tenancy.

     14.10 ESTOPPEL CERTIFICATE. At any time and from time to time, Lessee, on or before the date specified in a request therefor made by Lessor, which date shall not be earlier than ten (10) days from the making of such request, shall execute, acknowledge, and deliver to Lessor a certificate evidencing whether or not (i) this Lease is in full force and effect, (ii) this Lease has been amended in any way, (iii) there are any existing events of default on the part of Lessor hereunder to the knowledge of Lessee and specifying the nature such events of default, if any, and
(iv) the date to which rent, and other amounts due hereunder, if any have been paid. Each certificate delivered pursuant to this Section may be relied on by any prospective purchaser or transferee of Lessor's interest hereunder or of any part of Lessor's property or by any mortgagee of Lessor's interest hereunder or of any part of Lessor's property or by an assignee of any such mortgagee.

     14.11 SEVERABILITY. If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby, unless such invalidity is essential to the rights of either party hereto in which event this Lease shall terminate.


     14.12     CAPTIONS.     The  captions  used  in  this  Lease  are  for
convenience only and do not in any way limit or amplify the terms and provisions hereof.

     14.13 SUCCESSORS AND ASSIGNS. The words "Lessor" and "Lessee" as used herein shall include the respective contracting party, whether singular or plural, and whether an individual, masculine or feminine, or a partnership, joint venture, business trust, or corporation. The provisions of this Lease shall inure to the benefit of and be binding upon Lessor and Lessee, and their respective successors, heirs, legal representatives, and assigns, subject, however, in the case of Lessee, to the provisions of
Article VIII hereof.

     14.14 FORCE MAJEURE. A party to this Lease shall be excused from the performance of its duties and obligations under this Lease except obligations for the payment of money such as Rent, for the period of delay, but in no event longer than 90 days caused by labor disputes, governmental regulations, riots, war, insurrection, acts of God or other causes beyond the control of the party whose performance is being excused (but such causes shall not include insufficiency of funds).

     14.15 LESSOR'S REPRESENTATIONS. Lessor hereby represents and warrants that: Lessor is the owner of the Property; Lessor is in undisputed and peaceful possession of the Property and has a perfect right to convey good, fee simple, merchantable title to the Property; there currently exists adequate access, parking and utility service to the Property for the purposes anticipated by the parties hereto; there is no outstanding indebtedness unpaid bill or lien against the Property for equipment, appliances, other fixtures attached to the Property, sewerage, water main, sidewalk or other street improvements; there are no retention title contracts, bills of sale or other encumbrances, of record or otherwise, affecting the title to any personal property installed on the Property; the lines and corners of the Property are clearly marked, and that there are no disputes concerning the location of the lines and corners; there are no pending suits, proceedings, judgments, bankruptcies, liens or executions against the Lessor, either in the county where the Property is located or in any other county in the State of Georgia; no improvements or repairs have been made on the Property during the ninety-five (95) days immediately preceding this date; and there are no outstanding bills incurred for labor or materials used in making improvements or repairs on the Property, for services of architects, surveyors, engineers, or registered foresters incurred in connection therewith.

     14.16     HAZARDOUS SUBSTANCES.

     (a) Lessee hereby covenants that Lessee shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be placed, held, located or disposed of in, on or at the Property or any part thereof except in full compliance with all applicable laws, rules, ordinances and similar provisions, and neither the Property nor any part thereof shall ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Substances during the Lease Term.

     (b) Lessee hereby agrees to indemnify Lessor and hold Lessor harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Lessor by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Property of any Hazardous Substance (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, state or local "Superfund" or "Superlien" laws, statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, substances or standards of conduct concerning any Hazardous Substance), provided, however, that the foregoing indemnity is limited to matters arising solely from Lessee's violation of the covenant contained in subsection (a) above.

     (c) For purposes of this Lease, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

     (d) Lessor shall have the right but not the obligation, and without limitation of Lessor's rights under this Lease, to enter onto the Property or to take such other actions as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Substance following receipt of any notice from any person or entity (including without limitation the EPA) asserting the existence of any Hazardous Substance in, on or at the Property or any part thereof which, if true, could result in an order, suit or other action against Lessee and/or Lessor. All reasonable costs and expenses incurred by Lessor in the exercise of any such rights, which costs and expenses result from Lessee's violation of the covenant contained in subsection (a) above, shall be deemed additional rental under this Lease and shall be payable by Lessee upon demand.

     (e) Notwithstanding the foregoing, Lessor hereby warrants that there is no Hazardous Substance affecting the Property and indemnities Lessee and holds Lessee harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Lessee by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Property of any Hazardous Substance (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, compensation and Liability Act, any so-called federal, state or local "Superfund" or "Superlien" laws, statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, substances or standards of conduct concerning any Hazardous Substance) prior to the date hereof.

     (f) This Section 14.16 shall survive cancellation, termination or expiration of this Lease.

     14.17 APPLICABLE LAW. This Lease shall be construed in accordance with the laws of the State of Georgia.

				 ARTICLE XV

     RIGHT OF FIRST REFUSAL.

     (a) If Lessor makes a bona fide written offer to sell or lease the Property or any part thereof to any prospective purchaser or tenant during the term of this Lease or for an additional period of ninety (90) days thereafter, or should Lessor receive an acceptable offer to do so, Lessor shall notify Lessee in writing (such notice being hereinafter called the "Offer Notice") of Lessor's intention to sell or lease the Property. The Offer Notice shall specifically describe the terms and the prospective purchaser or tenant with whom such purchase and sale or lease would be entered into (unless confidentiality of such prospective purchaser or tenant is required by such prospective purchaser or tenant). The Offer Notice shall also constitute an offer by Lessor to sell or lease the Property to Lessee in accordance with the terms of this Article XV. Lessee shall have twenty (20) days after its receipt of such Offer Notice to accept such offer pursuant to this First Refusal Right and to purchase or lease the Property from Lessor in accordance with the terms of this Article XV.

     (b) Acceptance by Lessee of the offer set forth in the Offer Notice shall be deemed effective only if such acceptance is given to Lessor in a written notice of acceptance (the "Acceptance Notice") specifically referring to the offer Notice to which it relates, received by Lessor within the twenty (20) day period prescribed above for such acceptance. If Lessee duly and timely delivers to Lessor its Acceptance Notice in accordance with this Article XV, then Lessor and Lessee shall, within thirty (30) days of Lessor's receipt of such Acceptance Notice, execute a contract to purchase and sell or an amendment to this Lease which conforms to the terms set forth in the Offer Notice.

     (c) If Lessee elects not to exercise this First Refusal Right, Lessor shall be entitled to sell or lease the Property to the prospective purchaser or tenant that prompted the Offer Notice, or an affiliate thereof.

     (d) Notwithstanding anything in this Article XV the contrary, Lessee shall have no right to exercise any right or option under this Article XV, nor shall Lessor have any obligation to submit an Offer Notice to Lessee with respect to the Property before entering into a third party contract or lease with respect thereto, or to enter into any sale or lease of the Property with Lessee, at any time during which either (i) Lessee is in default, or an event of default exists with respect to Lessee, under this Lease, or (ii) this Lease is not in full force and effect.

     (e) Nothing in this Article XV shall be deemed to cause an early termination of this Lease.

				ARTICLE XVI

     USUFRUCT. This Lease gives Lessee a usufruct only and does not create an estate in the Lessee subject to lien or to levy and sale.

     IN WITNESS WHEREOF, the undersigned parties have caused this Lease to be signed and sealed on the day and year first above written.

				   LESSOR:

				   /s/ Donald C. Martin
							    (SEAL)
				   DONALD C. MARTIN


				   LESSEE:


				   ELECTRICAL DISTRIBUTORS, INC.



				   By:  W. Stanley Martin
				   Title:  Executive Vice President

				   [CORPORATE SEAL]





			     GUARANTY OF LEASE

     For Value received, including One ($1.00) Dollar cash in hand together with additional consideration, and to induce Donald C. Martin (hereinafter referred to as "Lessor"), to enter into a Lease Agreement dated the 30th day of June, 1994 with Electrical Distributors, Inc. (hereinafter referred to as "Lessee"), the undersigned (hereinafter referred to as "Guarantor"), does hereby unconditionally guarantee to Lessor the full and prompt payment when due of all rent under said Lease, and the prompt and full performance of all the terms, covenants, and conditions of said Lease required to be performed by Lessee, or Lessee's subleasees or assignees, during the term of said Lease Agreement, which is attached hereto as Exhibit "A."

     This Guaranty shall remain in full force and effect notwithstanding any assignment or subletting by Lessee or its interest in the demised premises, and notwithstanding any assignment by Lessor of his interest in the demised premises, and said Guarantor further waives notice of any such assignment or subletting and consents to the same and agree to be fully bound by the terms and conditions of this Guaranty notwithstanding such assignment or subletting.

     This Guaranty shall be deemed to be a continuing Guaranty.

     This instrument covers all obligations under said Lease Agreement.

     The Guarantor hereby waives notice of acceptance of this instrument and of the creation, extension or renewal of the Lease Agreement and any obligation of Lessee under said Lease Agreement.

     In the event of any litigation arising out of this Lease or the relationships evidenced hereby, the prevailing party shall be entitled to receive from the other party, an amount equal to the prevailing party's actual attorneys fees, reasonably incurred.

     No delay on the part of Lessor in the exercise of any right, power or privilege under the Lease Agreement or under this Guaranty shall operate as a waiver of any such privilege, power or right.

     This Guaranty shall bind and inure to the benefit of Lessor, and Lessee's successors and assigns, and likewise shall bind and inure to the benefit of the undersigned Guarantor, their successors, heirs, administrators and assigns.

     Guarantor agrees that the terms, conditions and stipulations of said Lease Agreement shall become a part of this Guaranty, and hereby ratify, adopt, and confirm all such terms, conditions, agreements and stipulations.

     Guarantor acknowledges that this Guaranty contains the entire agreement of the undersigned and no representations or agreements, or otherwise, of Lessor or the Undersigned shall be of any force or effect unless embodied herein or expressly ratified herein.

     In the event that any provision or requirement of this Guaranty shalt be unenforceable or illegal under applicable law, such provision or requirement shall be eliminated hereunder or changed to conform to said applicable law and the remaining provisions and requirements shall continue to be effective and binding.

     Duly executed and sealed by the undersigned this 5th day of July, 1994.

				   HUGHES SUPPLY, INC.



				   By:  /s/ A.S. Hall, Jr.
					A.S. Hall, Jr.
					President
					Hughes Supply, Inc.


				   By:

Witnesses:

  /s/ Marjorie H. Fitton

  /s/ Sandra Duncan



			       EXHIBIT "A"



All that tract or parcel of land lying and being in Land Lot 299 of the 18th District of DeKalb County, Georgia, and being more particularly described as follows:

BEGINNING at a point marked by an iron pin found on the northwesterly side of Peachtree Road at the intersection thereof with the southwesterly side of Malone Drive; running thence south 58 degrees 30 minutes west along the northwesterly side of Peachtree Road a distance of 150 feet to an iron pin; running thence north 31 degrees 30 minutes west for a distance of 385 feet to an iron pin; running thence south 80 degrees 18 minutes west a distance of 53.85 feet to an iron pin; running thence north 58 degrees 30 minutes east a distance of 150 feet to an iron pin; running thence north 80 degrees 18 minutes east a distance of 53.85 feet to an iron pin on the southwesterly side of Malone Drive; running thence south 31 degrees 30 minutes east along the southwesterly side of Malone Drive a distance of 385 feet to the northwesterly side of Peachtree Road, the intersection above-referred to and the iron pin at the POINT OF BEGINNING; being improved property known as 5200 Peachtree Road, Chamblee, Georgia.



LESS & EXCEPT:

All that tract  or parcel of land  lying and being in  Land Lot 299 of  the
18th  District,  DeKalb  County,   Georgia,  and  being  more  particularly
described as follows:


BEGINNING at a point located at the intersection formed by the northwesterly right-of-way line of Peachtree Road and the southwesterly right-of-way line of Malone Drive; thence running southwesterly along said northwesterly right-of-way line of Peachtree Road a distance of 26.51 feet to a point; thence running along the arc of a curve to the left, a distance of 29.08 feet to a point (said curve having a chord distance of 27.70 feet on a bearing of north 42 degrees 09 minutes 31 seconds east and a radius of
27.00 feet), which point is located on said southwesterly right-of-way line of Malone drive; thence running southeasterly along said southwesterly right-of-way line of Malone Drive a distance of 8.04 feet to the POINT OF BEGINNING. Said tract or parcel of land contains 35 square feet.